RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         REALTY INFORMATION GROUP, INC.


                  REALTY INFORMATION GROUP, INC. (formerly known as Realty Information Group (Delaware), Inc.) a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  1. The name of the  Corporation is Realty  Information  Group,
Inc.

                  2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 2, 1998.

                  3. The Corporation has not yet received any payment for any of its stock.

                  4. This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware, and was duly adopted by written consent of all of the directors of the Corporation in accordance with the provisions of Section 141 of the General Corporation Law of Delaware. The Restated Certificate of Incorporation, as adopted, as as follows:

                              * * * * * * * * * * *

                                   ARTICLE ONE

         The name of the Corporation is: Realty Information Group, Inc.

                                   ARTICLE TWO

                  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.


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                                  ARTICLE THREE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE FOUR

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Two Million (32,000,000) shares, of which Two Million (2,000,000) shares, designated as Preferred Stock, shall have a par value of $ 0.01 per share (the "Preferred Stock"), and Thirty Million (30,000,000) shares, designated as Common Stock, shall have a par value of $ 0.01 per share (the "Common Stock").

                  A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

                                 PREFERRED STOCK

                  The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

                                  COMMON STOCK

                  1.       Dividends.

                  Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.


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



                  2.       Liquidation.

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

                  3.       Voting Rights.

                  Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation.

                               STOCKHOLDER ACTION

                  Action by the stockholders of the Corporation may only be taken at an annual or special stockholders' meeting as described in the By-Laws of the Corporation. Stockholder action may not be taken by consent in lieu of a meeting.

                                  ARTICLE FIVE

                  The name and mailing address of the sole  incorporator is Eric
R. Markus, c/o Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037

                                   ARTICLE SIX

                  1.       Board of Directors.

                  The number of directors of the Corporation shall consist of not less than two, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. No director need be a stockholder. The Directors shall be elected at each annual meeting of stockholders to hold office until their successors have been duly elected and qualified, or until he sooner resigns, is removed or becomes disqualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. The name and mailing address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are:


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



                                Michael R. Klein
                              7475 Wisconsin Avenue
                                   Sixth Floor
                               Bethesda, MD 20814

                               Andrew C. Florance
                              7475 Wisconsin Avenue
                                   Sixth Floor
                               Bethesda, MD 20814

                  2.       Vacancies.

                  Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, even if less than a quorum. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director unless otherwise removed.

                  Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIX unless otherwise provided therein.

                  3.       Power to Make, Alter and Repeal By-laws.

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

                                  ARTICLE SEVEN

                  The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                  ARTICLE EIGHT

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty


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of loyalty to the  Corporation or its  stockholders,  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE NINE

                  The  Corporation  shall,  to the fullest  extent  permitted by
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.

                                   ARTICLE TEN

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                 ARTICLE ELEVEN

                  The election of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.



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


                  IN WITNESS WHEREOF, the undersigned do make, file and record this Restated Certificate of Incorporation, and do certify that the facts stated herein are true, as of this day of
                       , 1998.
-----------------------


                                                --------------------------------
                                                Michael R. Klein
                                                Director




                                                --------------------------------
                                                Andrew C. Florance
                                                Director




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